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                                                           EXHIBIT 4.9 and 10.27

                      SECOND AMENDMENT TO CREDIT AGREEMENT

      THIS SECOND AMENDMENT TO CREDIT AGREEMENT (hereinafter referred to as the "Second Amendment") executed as of the 14th of November, 2001, by and between ADDISON ENERGY INC. ("Borrower") and BANK ONE, NA, CANADA BRANCH (successor by merger to Bank One Canada) ("Bank One"), and each of the financial institutions which is a party thereto (as evidenced by the signature pages to the Agreement) or which may from time to time become a party thereto pursuant to the provisions of Section 28 of the Credit Agreement or any successor or assignee thereof (hereinafter collectively referred to as "Lenders", and individually, "Lender") and Bank One, as Administrative Agent (the "Agent") and BNP Paribas (Canada), as Documentation Agent and Banc One Capital Markets, Inc., as Lead Arranger and Bookrunner ("Arranger").

                                   WITNESSETH:

      WHEREAS, as of April 26, 2001, Borrower, the Lenders and the Agent entered into a Credit Agreement pursuant to which the Lenders made available to the Borrower a revolving credit facility of up to $77,500,000 Canadian (the "Credit Agreement"); and

      WHEREAS, as of April 26, 2001, Borrower, the Lenders and the Agent entered into a First Amendment to Credit Agreement (the "First Amendment"); and

      WHEREAS, the Borrower has requested that Majority Lenders agree to make certain amendments to the Credit Agreement and Majority Lenders have agreed to do so on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, the parties agree to amend the Credit Agreement as follows:

      1. Unless otherwise defined herein all defined terms used herein shall have the same meaning as ascribed to such terms in the Credit Agreement.

      2. Section 1 of the Credit Agreement is hereby amended in the following respects:

            (a) The definition of "Consolidated Current Assets" is hereby deleted and the following inserted in lieu thereof:

                  "Consolidated Current Assets means the total of the
            consolidated current assets determined in accordance with GAAP, plus, as of any date, the unused availability on the Revolving Commitment, less any amount required to be included in Consolidated Current Assets as a result of the application of FASB Statement 133."

            (b) The definition of "Consolidated Current Liabilities" is hereby deleted and the following inserted in lieu thereof:

                  "Consolidated Current Liabilities means the total of
            consolidated current obligations as determined in accordance with GAAP, excluding
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            therefrom any amount required to be included in Consolidated Current
            Liabilities as a result of the application of FASB Statement 133."

            (c) The definition of "Consolidated Debt" is hereby deleted and the following inserted in lieu thereof:

                  "Consolidated Debt means, without duplication, all obligations and liabilities of a Person on a consolidated basis to any other person, including, without limitation, all debts, claims and indebtedness, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise. Debt includes, without limiting the foregoing, (i) indebtedness for borrowed money (including without duplication obligations to reimburse the issuer of any letter of credit or any guarantor or surety), (ii) indebtedness for the deferred purchase price of property or services, excluding trade accounts payable within ninety (90) days and arising in the ordinary course of business, (ii) indebtedness evidenced by bonds, debentures, notes or other similar instruments,
            (iv) obligations and liabilities secured by a Lien on property owned by such Person whether or not such Person has assumed such obligations and liabilities and the amount of which Debt shall not exceed the fair market value of the property subject to the Lien if such Person has not assumed such obligations and liabilities, (v) obligations or liabilities created or arising under any capitalized lease, (vi) all net payments or amounts owing by such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity swap agreements or other interests, exchange rate or commodity hedging arrangements and (vii) liabilities in respect of unfunded vested benefits under any Plan. Debt shall not include accounts payable and expense accruals incurred or assumed in the ordinary course of business nor shall it include liabilities required to be included as balance sheet liabilities as a result of the application of FASB Statement 133."

            (d) The definition of "Consolidated Net Income" is hereby deleted and the following inserted thereof:

                  "Consolidated Net Income shall mean Borrower's consolidated net income after income taxes calculated in accordance with GAAP, but excluding (i) any non-cash gains or losses as a result of the application of FASB Statement 133, and (ii) the effect of ceiling test write downs."

            (e) By addition of the following new definition:

                  "Plan means any plan subject to Title IV of ERISA and
            maintained by Borrower, or any such Plan in which Borrower is required to contribute on behalf of its employees."


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      3. Section 6(b) of the Credit Agreement is hereby amended by deleting the first two sentences thereof in their entirety and substituting the following one sentence in lieu thereof:

            "Subsequent determinations of the Borrowing Base shall be made by Lenders semi-annually on May 1 and November 1 of each year beginning November 1, 2001 or as Unscheduled Redeterminations."

      4. Section 13 of the Credit Agreement is hereby amended in the following respects:

            (a) Subsection 13(d) of the Credit Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

                  "(d) Minimum Consolidated Tangible Net Worth. The Borrower
            will not allow the Consolidated Tangible Net Worth to ever be less than the sum of (i) $48,000,000 U.S., plus (ii) as of the end of each fiscal quarter, 50% of Consolidated Net Income for such fiscal quarter then ended (but only if positive) and (iii) 75% of the net proceeds from the issuance of any equity securities after the Effective Date by Borrower's parent, excluding, in each instance, the effect of ceiling test write downs."

            (b) Subsection 13(e) of the Credit Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

                  "(e) Leverage Ratio. Borrower will not allow the ratio of
            Consolidated Debt to Consolidated Total Capital to ever be greater than 0.7 to 1.0 tested at the end of each fiscal quarter beginning with the fiscal quarter ending June 30, 2001, excluding the effect of ceiling test write downs."

            (c) Subsection 13(h) of the Credit Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

                  "(h) Restrictive Payments. Borrower will not declare or pay any cash dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders except that Borrower may pay cash dividends to EXCO Resources, Inc. if, and only if, (i) immediately before and giving effect to any such dividend payment no Default or Event of Default shall exist, and (ii) the total amount of all such dividends are used by EXCO Resources, Inc. to purchase additional common stock issued by Borrower. Borrower will not retire, redeem or prepay prior to scheduled maturity any indebtedness other than obligations under this Agreement."

      5. The Borrower has requested a waiver of the Events of Default under the terms of Sections 13(g) and (l) of the Credit Agreement which occurred as a result of the loan made to


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Borrower by its parent, EXCO Resources, Inc., to allow Borrower to repay indebtedness owed the Lenders under the Credit Agreement and the Notes. Majority Lenders hereby agree to waive any Events of Default that may have occurred under Sections 13(g) and (l) of the Credit Agreement as a result of EXCO Resources, Inc. loaning monies to prepay Borrower's obligations under the Credit Agreement and the Note. This waiver is a waiver of the specific sections referred to herein and is not a waiver of any other Default or Event of Default that may have occurred under the provisions of the Credit Agreement.

      6. Except to the extent its provisions are specifically amended, modified or superseded by this Second Amendment, the representations, warranties and affirmative and negative covenants of the Borrower contained in the Credit Agreement are incorporated herein by reference for all purposes as if copied herein in full. The Borrower hereby restates and reaffirms each and every term and provision of the Credit Agreement, as amended, including, without limitation, all representations, warranties and affirmative and negative covenants (except to the extent that such representations and warranties related solely to an earlier date). Except to the extent its provisions are specifically amended, modified or superseded by this Second Amendment, the Credit Agreement, as amended, and all terms and provisions thereof shall remain in full force and effect, and the same in all respects are confirmed and approved by the Borrower and the Lenders.

      7. This Second Amendment shall be effective as of the date first above written, but only upon the satisfaction of the conditions precedent set forth in Paragraph 8 hereof (the "Second Amendment Effective Date").

      8. The obligations of Lenders under this Second Amendment shall be subject to the following conditions precedent:

(a) Execution and Delivery. The Borrower shall have executed and delivered this Second Amendment and other required documents, all in form and substance satisfactory to the Agent;

            (b) Representations and Warranties. The representations and warranties of the Borrowers under this Second Amendment are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

            (c) No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default.

            (d) Other Documents. The Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Agent or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Agent;


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            (e) Legal Matters. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for the Agent retained at the expense of Borrower.

      9. Borrower hereby represents and warrants that all factual information heretofore and contemporaneously furnished by or on behalf of Borrower to Agent for purposes of or in connection with this Second Amendment does not contain any untrue statement of a material fact or omit to state any material fact necessary to keep the statements contained herein or therein from being materially misleading. Each of the foregoing representations and warranties shall constitute a representation and warranty of Borrower made under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time given. Each of the representations and warranties made under the Credit Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Second Amendment or any investigation by Lenders.

      10. The Borrower agrees to indemnify and hold harmless the Lenders and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Lender, including all local counsel hired by such counsel) ("Claim") incurred by the Lenders in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Lenders hereunder or at common law or otherwise, and shall survive any termination of this Second Amendment, the expiration of the Loan and the payment of all indebtedness of the Borrower to the Lenders hereunder and under the Notes, provided that the Borrower shall have no obligation under this section to the Lenders with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Lenders. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrower of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrower's expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrower may at its own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. The parties intend for the provisions of this Section to apply to and protect each Indemnified Party from the consequences of strict liability imposed or threatened to be imposed on any


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Indemnified Party as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing, or concurring cause of any Claim.

      11. This Second Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

      12. Guarantor's Execution. EXCO Resources, Inc. is executing this Second Amendment in its capacity as the Guarantor for the purpose of acknowledging the existence of this Second Amendment and consenting to the execution thereof by Borrower. EXCO Resources, Inc. hereby acknowledges that the execution and delivery of this Second Amendment shall in no way effect its liability under its Guaranty and hereby ratifies and affirms its obligations under its Guaranty.

      13. WRITTEN CREDIT AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS SECOND AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

      IN WITNESS WHEREOF, the parties have caused this Second Amendment to Credit Agreement to be duly executed as of the date first above written.

                               BORROWER:


                               ADDISON ENERGY INC.

                               By: /s/ J. DOUGLAS RAMSEY
                                   ---------------------------------------------
                                   J. Douglas Ramsey, Vice President


                               GUARANTOR:

                               EXCO RESOURCES, INC.

                               By: /s/ J. DOUGLAS RAMSEY
                                   ---------------------------------------------
                                   J. Douglas Ramsey, Vice President


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                                LENDERS:

                                BANK ONE, NA, CANADA BRANCH (successor
                                by merger to Bank One Canada) as a
                                Lender and as Administrative Agent

                                By: /s/ MICHAEL N. TAM
                                   ------------------------------------------
                                Name: Michael N. Tam
                                     ----------------------------------------
                                Title: VP
                                      ---------------------------------------


                                BNP PARIBAS (CANADA)
                                as a Lender and as Documentation Agent

                                By: /s/ CHARLES RITCHIE
                                   ------------------------------------------
                                Name: Charles Ritchie
                                     ----------------------------------------
                                Title: Vice President, Energy & Project Finance
                                      ---------------------------------------


                                By: /s/ MICHAEL GOSSELIN
                                   ------------------------------------------
                                Name: Michael Gosselin
                                     ----------------------------------------
                                Title: Director, Energy & Project Finance
                                      ---------------------------------------


                                COMERICA BANK - CANADA

                                By: /s/ ROBERT ROSEN
                                   ------------------------------------------
                                Name: Robert Rosen
                                     ----------------------------------------
                                Title: VP
                                      ---------------------------------------


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